Exhibit 99.1

FOR IMMEDIATE RELEASE	JULY 23, 2008

Investor Relations Contact:	Media Relations Contact:
Sujal Shah	Mitch Seigle
610-712-5471	408-954-3225
sujal.shah@lsi.com	mitch.seigle@lsi.com

cc08-46
LSI REPORTS SECOND QUARTER 2008 RESULTS
Second Quarter 2008 Revenues Exceed Guidance
MILPITAS, Calif., July 23, 2008 — LSI Corporation (NYSE: LSI) today reported results for its second quarter ended June 29, 2008.
Second Quarter News Release Summary

■	Second quarter 2008 revenues of $692 million, exceeding guidance

■	Second quarter 2008 GAAP* net loss of 2 cents per share

■	Second quarter 2008 non-GAAP** net income of 13 cents per diluted share, exceeding guidance

■	Second quarter operating cash flows of $27 million

■	Cash and short-term investments of $1.1 billion
Third Quarter 2008 Business Outlook

■	Projected revenues of $695 million to $725 million

■	GAAP* net (loss)/income in the range of ($0.03) to $0.04 per share

■	Non-GAAP** net income in the range of 11 to 15 cents per diluted share

*	Generally Accepted Accounting Principles.

**	Excludes goodwill impairment, stock-based compensation, amortization of acquisition-related intangibles, restructuring of operations and other items, net, purchase accounting effect on inventory, loss on write-down of equity securities and acquired in-process research and development. It also excludes the income tax effect associated with the above mentioned items.

DOUBLE-DIGIT SEQUENTIAL GROWTH IN STORAGE SYSTEMS AND
NETWORKING DRIVES SOLID QUARTERLY RESULTS
Second quarter 2008 revenues were $692 million, a 3% increase year-over-year compared to $670 million reported in the second quarter of 2007, and up 5% sequentially compared to $661 million reported in the first quarter of 2008. Adjusting for the sale of the consumer and mobility businesses, second quarter revenues increased 24% year-over-year compared to the second quarter of 2007.
Second quarter 2008 GAAP* net loss was $14 million or 2 cents per share, compared to second quarter 2007 GAAP net loss of $378 million or 50 cents per share. Second quarter 2008 GAAP results compare to first quarter 2008 GAAP net loss of $14 million or 2 cents per share. Second quarter 2008 GAAP net loss included a net charge of $97 million from special items, consisting primarily of $58.6 million of amortization of acquisition-related items, $20.7 million of restructuring costs and other items, and $19.6 million of stock-based compensation expense.
Second quarter 2008 non-GAAP** net income was $83 million or 13 cents per diluted share, compared to second quarter 2007 non-GAAP net loss of $14 million or 2 cents per share. First quarter 2008 non-GAAP net income was $64 million or 10 cents per diluted share.
Cash and short-term investments totaled approximately $1.1 billion at quarter end.
“Strong worldwide demand for our storage systems and networking products helped us deliver another quarter of solid results,” said Abhi Talwalkar, LSI president and chief executive officer. “During the quarter, we also continued to build significant momentum for the future, introducing several new storage and networking products and securing additional silicon design wins with top-tier hard disk drive and server makers.
“Our business has demonstrated resilience through recent market uncertainty, and we expect this to continue as the positive effects of seasonal buying patterns materialize in the second half,” added Talwalkar.
Bryon Look, LSI chief financial officer, said, “Our second quarter results reflect the ongoing benefit of the many strategic and operational steps we have taken over the past four quarters. Increases in net income compared to the year-ago period were significant, and we continue to focus on improving our top and bottom line results.”

LSI Third Quarter 2008 Business Outlook

	GAAP*	Special Items	Non-GAAP**
Revenue	$695 million to $725 million		$695 million to $725 million
Gross Margin	39 – 41%	$40 to $50 million	45.5 – 47.5%
Operating Expenses	$268 million to $288 million	$30 to $40 million	$238 million to $248 million
Net Other Income	$0 million		$0 million
Tax	Approximately $6 million		Approximately 8%
Net (Loss)/Income Per Share	($0.03) to $0.04	($0.11) to ($0.14)	$0.11 to $0.15
Diluted Share Count	650 million		650 million
Capital spending is projected to be around $15 million in the third quarter and approximately $60 million in total for 2008.
Third quarter depreciation and software amortization is expected to be approximately $20 million.
LSI Conference Call Information
LSI will hold a conference call today at 2 p.m. PDT to discuss second quarter financial results and the third quarter 2008 business outlook. Internet users can access the conference call at http://www.lsi.com/webcast. Subsequent to the conference call, a replay will be available at the same web address.
Forward Looking Statements: This news release contains forward-looking statements that are based on the current opinions and estimates of management. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could cause LSI’s actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to: our reliance on major customers and suppliers; our ability to keep up with rapid technological change; our ability to compete successfully in competitive markets; our ability to achieve anticipated synergies following our acquisition of Agere Systems; fluctuations in the timing and volumes of customer demand; the unavailability of appropriate levels of manufacturing capacity; our ability to successfully and timely transition our assembly and test operations to third parties; and general industry and market conditions. For additional information, see the documents filed by LSI with the Securities and Exchange Commission, and specifically the risk factors set forth in the company’s most recent reports on Form 10-K and 10-Q. LSI disclaims any intention or obligation to update or revise any forward looking statements, whether as a result of new information, future events or otherwise.
About LSI
LSI Corporation (NYSE: LSI) is a leading provider of innovative silicon, systems and software technologies that enable products which seamlessly bring people, information and digital content together. The company offers a broad portfolio of capabilities and services including custom and standard product ICs, adapters, systems and software that are trusted by the world’s best known brands to power leading solutions in the Storage and Networking markets. More information is available at www.lsi.com.

# # #
Editor’s Notes:
1.	All LSI news releases (financial, acquisitions, manufacturing, products, technology etc.) are issued exclusively by PR Newswire and are immediately thereafter posted on the company’s external website, http://www.lsi.com.
2.	LSI and the LSI logo design are trademarks or registered trademarks of LSI Corporation or its subsidiaries.
3.	All other brand or product names may be trademarks or registered trademarks of their respective companies.

LSI CORPORATION
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	June 29,	March 30,	December 31,
	2008	2008	2007
Assets

Current assets:
Cash and short-term investments	$1,147.2	$1,236.8	$1,397.6
Accounts receivable, net	359.3	332.1	406.4
Inventories	241.0	258.6	240.8
Prepaid expenses and other current assets	179.1	158.6	147.8

Total current assets	1,926.6	1,986.1	2,192.6

Property and equipment, net	240.2	235.2	229.7
Goodwill and other intangible assets, net	1,692.3	1,665.9	1,724.7
Other assets	268.8	252.5	249.4

Total assets	$4,127.9	$4,139.7	$4,396.4

Liabilities and Stockholders’ Equity

Current liabilities	$683.5	$729.0	$762.5

Long-term debt	716.4	717.2	718.0
Pension, tax and other liabilities	406.6	407.0	430.7

Total liabilities	1,806.5	1,853.2	1,911.2

Minority interest in subsidiary	0.3	0.3	0.2

Stockholders’ equity:
Common stock and additional paid-in capital	6,019.3	5,959.2	6,159.2
Accumulated deficit	(3,765.8)	(3,752.1)	(3,738.5)
Accumulated other comprehensive income	67.6	79.1	64.3

Total stockholders’ equity	2,321.1	2,286.2	2,485.0

Total liabilities and stockholders’ equity	$4,127.9	$4,139.7	$4,396.4

LSI CORPORATION
Consolidated Statements of Operations (GAAP)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 29,	March 30,	July 1,	June 29,	July 1,
	2008	2008	2007	2008	2007
Revenues	$692,063	$660,747	$669,939	$1,352,810	$1,135,354
Cost of revenues	360,492	356,878	395,607	717,370	659,277
Purchase accounting effect on inventory	—	—	47,904	—	47,904
Amortization of acquisition related intangibles	44,103	42,255	71,310	86,358	76,595
Stock-based compensation expense	2,572	2,061	3,148	4,633	5,092

Total cost of revenues	407,167	401,194	517,969	808,361	788,868

Gross profit	284,896	259,553	151,970	544,449	346,486

Research and development	162,546	161,894	192,955	324,440	292,085
Stock-based compensation expense	7,569	7,823	8,978	15,392	13,695

Total research and development	170,115	169,717	201,933	339,832	305,780

Selling, general and administrative	80,473	77,708	97,440	158,181	154,527
Amortization of acquisition related intangibles	14,491	13,434	6,676	27,925	6,676
Stock-based compensation expense	9,506	7,911	10,687	17,417	15,210

Total selling, general and administrative	104,470	99,053	114,803	203,523	176,413

Restructuring of operations and other items, net	20,719	4,564	25,920	25,283	17,840
Acquired in-process research and development	—	—	176,400	—	182,900

Loss from operations	(10,408)	(13,781)	(367,086)	(24,189)	(336,447)

Interest expense	(8,959)	(8,978)	(9,049)	(17,937)	(12,939)
Interest income and other, net	8,220	14,631	10,790	22,851	21,321

Loss before income taxes	(11,147)	(8,128)	(365,345)	(19,275)	(328,065)
Provision for income taxes	2,500	5,500	12,500	8,000	19,956

Net loss	$(13,647)	$(13,628)	$(377,845)	$(27,275)	$(348,021)

Net loss per share:
Basic	$(0.02)	$(0.02)	$(0.50)	$(0.04)	$(0.60)

Diluted	$(0.02)	$(0.02)	$(0.50)	$(0.04)	$(0.60)

Shares used in computing per share amounts:
Basic	639,872	661,984	751,114	650,867	577,672

Diluted	639,872	661,984	751,114	650,867	577,672

A reconciliation of net loss on a GAAP basis to a non-GAAP net income/(loss) is included below.

	Three Months Ended			Six Months Ended
	June 29,	March 30,	July 1,	June 29,	July 1,
Reconciliation of GAAP net loss to Non-GAAP net income/(loss):	2008	2008	2007	2008	2007
GAAP net loss	$(13,647)	$(13,628)	$(377,845)	$(27,275)	$(348,021)

Special items:
a) Stock-based compensation expense — cost of revenues	2,572	2,061	3,148	4,633	5,092
b) Stock-based compensation expense — R&D	7,569	7,823	8,978	15,392	13,695
c) Stock-based compensation expense — SG&A	9,506	7,911	10,687	17,417	15,210
d) Amortization of acquisition related intangibles — cost of revenues	44,103	42,255	71,310	86,358	76,595
e) Amortization of acquisition related intangibles — SG&A	14,491	13,434	6,676	27,925	6,676
f) Purchase accounting effect on inventory	—	—	47,904	—	47,904
g) Restructuring of operations and other items, net	20,719	4,564	25,920	25,283	17,840
h) Acquired in-process research and development	—	—	176,400	—	182,900
i) Write-down of debt and equity securities	2,827	—	2,396	2,827	2,396
j) Income tax effect	(4,751)	(94)	10,264	(4,845)	9,895

Total special items	97,036	77,954	363,683	174,990	378,203

Non-GAAP net income/(loss)	$83,389	$64,326	$(14,162)	$147,715	$30,182

Non-GAAP net income/(loss) per share:
Basic	$0.13	$0.10	$(0.02)	$0.23	$0.05

Diluted	$0.13	$0.10	$(0.02)	$0.23	$0.05

Shares used in computing Non-GAAP per share amounts:
Basic	639,872	661,984	751,114	650,867	577,672

Diluted	643,106	662,485	751,114	652,293	587,248

	Three Months Ended			Six Months Ended
Reconciliation of GAAP to Non-GAAP shares used in the	June 29,	March 30,	July 1,	June 29,	July 1,
calculation of diluted per share amounts:	2008	2008	2007	2008	2007
Diluted shares used in per-share calculation — GAAP	639,872	661,984	751,114	650,867	577,672
Dilutive stock awards	3,234	501	—	1,426	9,576

Diluted shares used in per-share calculation — Non-GAAP	643,106	662,485	751,114	652,293	587,248

LSI CORPORATION
Consolidated Statement of Cash Flows
(In thousands, except where noted)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 29,	March 30,	July 1,	June 29,	July 1,
	2008	2008	2007	2008	2007
Operating Activities:
Net loss	$(13,647)	$(13,628)	$(377,845)	$(27,275)	$(348,021)
Adjustments:
Depreciation and amortization *	79,290	78,328	101,599	157,618	120,175
Stock-based compensation expense	19,647	17,795	22,813	37,442	33,997
Non-cash restructuring and other items	46	(3,291)	(29)	(3,245)	199
Acquired in-process research and development	—	—	176,400	—	182,900
Write-down of debt and equity securities	2,827	—	2,396	2,827	2,396
(Gain)/loss on sale of property and equipment, including assets held-for-sale	(11)	(12)	160	(23)	(9,502)
Non-cash foreign exchange (gain)/loss	(7,869)	12,918	(4,277)	5,049	(3,888)
Changes in deferred tax assets and liabilities	2,014	2,115	(5,501)	4,129	(5,470)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable, net	(27,253)	74,272	104,715	47,019	150,165
Inventories	17,620	(17,719)	64,896	(99)	45,242
Prepaid expenses and other assets	(5,275)	(4,317)	9,299	(9,592)	33,864
Accounts payable	(11,376)	(39,432)	(94,585)	(50,808)	(131,054)
Accrued and other liabilities	(28,762)	(10,828)	29,840	(39,590)	14,860

Net cash provided by operating activities	27,251	96,201	29,881	123,452	85,863

Investing activities:
Purchases of debt securities available-for-sale	(62,481)	(44,151)	(61,606)	(106,632)	(122,236)
Proceeds from maturities and sales of debt securities available-for-sale	42,299	50,904	199,740	93,203	374,132
Purchases of equity securities	—	(3,500)	(3,000)	(3,500)	(3,000)
Purchases of property, equipment and software	(32,625)	(35,230)	(20,211)	(67,855)	(40,714)
Proceeds from sale of property and equipment	4,917	6,333	1,274	11,250	13,785
Cash acquired from acquisition of Agere, net of acquisition costs	—	—	517,712	—	517,712
Acquisitions of other companies, net of cash acquired	(95,137)	—	—	(95,137)	(52,079)
Increase in non-current assets and deposits	(13,300)	—	—	(13,300)	—
Adjustment to goodwill acquired in a prior year for resolution of a pre-acquisition income tax contingency	—	4,821	—	4,821	2,442

Net cash (used in)/provided by investing activities	(156,327)	(20,823)	633,909	(177,150)	690,042

Financing activities:
Issuance of common stock	29,203	346	16,246	29,549	21,917
Purchase of common stock under repurchase programs	—	(229,231)	(400,355)	(229,231)	(400,355)

Net cash provided by/(used in) financing activities	29,203	(228,885)	(384,109)	(199,682)	(378,438)

Effect of exchange rate changes on cash and cash equivalents	(944)	1,816	268	872	203

(Decrease)/increase in cash and cash equivalents	(100,817)	(151,691)	279,949	(252,508)	397,670

Cash and cash equivalents at beginning of period	869,878	1,021,569	445,521	1,021,569	327,800

Cash and cash equivalents at end of period	$769,061	$869,878	$725,470	$769,061	$725,470

*	Depreciation of fixed assets and amortization of intangible assets, software, capitalized intellectual property, debt issuance costs and accrued debt premium.

LSI CORPORATION
Selected Financial Information (GAAP)
(In millions, except where noted)
(Unaudited)

	Three Months Ended
	June 29,	March 30,	July 1,
	2008	2008	2007
Semiconductor revenues	$462.0	$458.8	$484.8
Storage Systems revenues	$230.1	$201.9	$185.1
Total revenues	$692.1	$660.7	$669.9
Percentage change in revenues-qtr./qtr. ( a )	4.7%	-10.8%	43.9%
Percentage change in revenues-yr./yr. ( b )	3.3%	42.0%	36.8%

Days sales outstanding	47	45	57
Days of inventory	53	58	50
Current ratio	2.8	2.7	3.0
Quick ratio	2.2	2.2	2.3

Gross margin as a percentage of revenues	41.2%	39.3%	22.7%
R&D as a percentage of revenues	24.6%	25.7%	30.1%
SG&A as a percentage of revenues	15.1%	15.0%	17.1%

Employees ( c )	5,378	5,351	9,138
Revenues per employee (in thousands) ( d )	$514.7	$493.9	$293.3

Selected Cash Flow information:
Purchases of property and equipment ( e )	$14.3	$21.1	$8.6
Depreciation and amortization ( f )	$20.6	$21.9	$21.0

(a)	Represents sequential quarter growth in revenues.

(b)	Represents growth in revenues in the quarter presented as compared to the same quarter of the previous year.

(c)	Actual number of employees at the end of each period presented.

(d)	Revenues per employee is calculated by annualizing revenues for each quarter presented and dividing it by the number of employees.

(e)	Excludes purchases of software.

(f)	Represents depreciation of fixed assets and amortization of software.

LSI CORPORATION
Reconciliations of Non-GAAP to GAAP measures
(In thousands)
(Unaudited)

	Three Months Ended
	June 29,	July 1,
	2008	2007
Consolidated revenues	$692,063	$669,939
Less:
Mobility revenues	—	90,550
Consumer revenues	—	20,998

Consolidated revenues excluding Mobility & Consumer	$692,063	$558,391
% change in revenues-yr./yr.	24%